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                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 24, 2005 relating to the consolidated financial statements of Rhetorical Group PLC as of and for the nine months ended September 30, 2004 and as of and for the year ended December 31, 2003, appearing in the Form 8-K/A of ScanSoft, Inc. dated February 18, 2005.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
Glasgow, U.K.

September 16, 2005